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                                                                       EXHIBIT 2


                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT dated as of November 13, 1997, among the person whose name appears on Schedule 1 (the "STOCKHOLDER"), Xpedite Systems, Inc., a Delaware corporation (the "COMPANY"), and Premiere Technologies, Inc., a Georgia corporation ("PARENT").

     WHEREAS, Parent proposes to enter into a Merger Agreement dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, whether or not such Merger Agreement shall be in effect from time to time) with the Company which provides, among other things, that Nets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, will merge with and into the Company pursuant to the merger contemplated by the Merger Agreement (the "MERGER");

     WHEREAS, as of the date hereof, the Stockholder beneficially owns the number of shares of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") set forth on Schedule 1; and

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now beneficially owned and of which the Stockholder may hereafter acquire beneficial ownership (the "SHARES") and any other securities, if any, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (the "OTHER SECURITIES").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

     SECTION 1.01 VOTING AGREEMENT. The Stockholder hereby agrees that, subject to Schedule 1, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Shares and the Other Securities in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof. The Stockholder agrees that the Stockholder shall not enter into any agreement or understanding with any person or entity the
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effect of which would be to violate the provisions and agreements contained in this Section 1.01. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

     SECTION 1.02 IRREVOCABLE PROXY. The Stockholder hereby irrevocably appoints Parent and each of its officers, as the Stockholder's attorney and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. The Shareholder hereby affirms that the irrevocable proxy set forth in this SECTION 1.02 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent as follows:

     (a) This Agreement has been duly executed and delivered by the Stockholder and is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "LAWS") of any domestic or foreign administrative, governmental or regulatory agency or other governing body (each, a "GOVERNMENTAL ENTITY") applicable to the Stockholder or by which any of the Stockholder's assets are bound, or

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(ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance (as hereinafter defined) on any of the assets of the Stockholder pursuant to, any contract or other instrument to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's assets are bound, except for any thereof that could not reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby and except for any Encumbrances created hereby.

     (c) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any Laws of any Governmental Entity, except (i) the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule, order or writ of any Governmental Entity to which the Stockholder or the Stockholder's assets are subject that could reasonably be expected to materially impair the ability of the Stockholder to perform the Stockholder's obligations hereunder or to consummate the transactions contemplated hereby.

     (e) The Stockholder owns beneficially and of record the number of shares of Company Common Stock (the "EXISTING SHARES") set forth on Schedule 1. The Existing Shares constitute all the shares of Company Common Stock owned of record or beneficially by the Stockholder. The Stockholder has sole voting power, sole power of disposition and all other stockholder rights with respect to all the Existing Shares, with no restrictions, other than pursuant to applicable securities laws, on the Stockholder's rights of disposition pertaining thereto. The Stockholder has good and valid title to all the Existing Shares, free and clear of all Encumbrances (other than any Encumbrance created by this Agreement).

     (f) The Stockholder understands and acknowledges that Parent is entering into, and causing Acquisition Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in SECTION 1.02 is granted in consideration for the execution and delivery of the Merger Agreement by Parent and Acquisition Sub.

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     SECTION 2.02  REPRESENTATIONS AND WARRANTIES OF PARENT.  Parent represents and warrants to the Stockholder that Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors and (except as otherwise set forth in the Merger Agreement) no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.


                                  ARTICLE III

                          COVENANTS OF THE STOCKHOLDER


     SECTION 3.01 CONFIDENTIALITY OF AGREEMENT. Each party hereto agrees that, without the prior written consent of the other party, it will not disclose this Agreement, or the contents hereof, to any person or entity, except (a) such party's directors, employees, agents, advisors and affiliates, in each case on a confidential and need-to-know basis, (b) filings of, or filings of amendment(s) to, Schedule 13D, or (c) as is required, in the opinion of its counsel, by applicable law or pursuant to applicable requirements of any listing agreement with or the rules of any securities exchange or the NASDAQ National Market, provided that if any party hereto proposes to make any disclosure based upon the opinion of its counsel such party will, if practicable, advise and consult with the other party at least one business day prior to such disclosure concerning the information such party proposes to disclose.

     SECTION 3.02 FURTHER ASSURANCES. The Stockholder agrees to use the Stockholder's reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholder shall use the Stockholder's reasonable best efforts to take all such action as promptly as practicable.


                                   ARTICLE IV

                                  TERMINATION

     SECTION 4.01 TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement for any reason whatsoever and (b) the Effective

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Time of the Merger and, except as set forth below, the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.


                                   ARTICLE V

                                  DEFINITIONS

     SECTION 5.01  DEFINITIONS.  For purposes of this Agreement:

     (a) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;

     (b) "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (c) "ENCUMBRANCE" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, stockholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent and seek appraisal, receipt of income or other exercise of any attribute of ownership.


                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.01 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 6.02 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior

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agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     SECTION 6.03 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     SECTION 6.04 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign its rights hereunder to any of its affiliates, but no such assignment shall relieve Parent of its obligations hereunder.

     SECTION 6.05 AMENDMENTS. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 6.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholder, to the address set forth on Schedule 1

     If to the Company or Parent, to their respective addresses set forth in the Merger Agreement, with copies delivered as provided therein or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     SECTION 6.07 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

     SECTION 6.08 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 6.09 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be

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cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     SECTION 6.10 NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 6.11  GOVERNING LAW.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (b) Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this subsection (b) and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

     SECTION 6.12 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     SECTION 6.13 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       /s/ Roy B. Anderson, Jr.
                                       ------------------------------
                                       Name:


                                       XPEDITE SYSTEMS, INC.


                                       By:/s/
                                          ---------------------------
                                       Name:
                                       Title:


                                       PREMIERE TECHNOLOGIES, INC.



                                       By:/s/
                                           ---------------------------
                                       Name:
                                       Title:

*Schedule 1 hereto setting forth the Stockbrokers name, the number of shares owned and the number of currently exercisable options has been omitted. The reporting person agrees to furnish supplementally a copy of the omitted schedule to the Securities and Exchange Commission upon request.



                                      -8-
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                     SCHEDULE TO EXHIBIT 2 TO SCHEDULE 13D


     Premiere Technologies, Inc. has entered into agreements substantially identical to Exhibit 2 as follows:

     1. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Robert Chefitz.

     2. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Phillip A. Campbell.

     3. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and David Epstein.

     4. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Stuart Epstein.

     5. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and John C. Baker.

     6. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Robert S. Vaters.

     7. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Max A. Slifer.

     8. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Dennis Schmaltz.

     9. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and Vincent DeVita.

     10. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and APA Excelsior III, L.P.

     11. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and APA Exelsior III, Offshore, L.P.

     12. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and APA Fostin Pennsylvania.

     13. Stockholder Agreement dated as of November 13, 1997 among Prmiere Technologies, Inc., Xpedite Systems, Inc. and CIN Venture Nominees, Ltd.